EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated February 6, 2004 relating to the financial statements, which appears in Anworth Mortgage Asset Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the caption “Experts” in such Prospectus.

/s/ BDO SEIDMAN, LLP

BDO Seidman, LLP

Los Angeles, California

May 11, 2004